Exhibit 4.1
COMMON STOCK COMMON STOCK
MFR
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 55276A 10 8
THIS CERTIFICATE IS TRANSFERABLE IN
JERSEY CITY, NJ, NEW YORK, NY AND
PITTSBURGH, PA
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
This Certifies that
FULLY PAID AND NON-ASSESSABLE $0.01 PAR VALUE SHARES OF COMMON STOCK OF
MFResidential Investments, Inc. transferable only on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:
CORPORATE SECRETARY CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
711 ARMSTRONG LANE PROOF OF: MAY 13, 2008
COLUMBIA, TENNESSEE 38401 MFRESIDENTIAL INVESTMENTS, INC. (931) 388-3003 TSB 29911 FC
SALES: HOLLY GRONER 615-261-0610 OPERATOR: AP/DS 7 / LIVE JOBS / M / MFResidential 29911 FC REV. 3
COLORS SELECTED FOR PRINTING: Intaglio prints in 341 green.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each series of any preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series of any preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.
The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.
Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian
(Cust) (Minor)
TEN ENT — as tenants by the entireties under Uniform Gifts to Minors JT TEN — as joint tenants with right of survivorship and not as tenants Act
(State)
in common
Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660 711 ARMSTRONG LANE PROOF OF: MAY 2, 2008 COLUMBIA, TENNESSEE 38401 MFRESIDENTIAL INVESTMENTS, INC. (931) 388-3003 TSB 29911 BK SALES: HOLLY GRONER 615-261-0610 OPERATOR: AP 7 / LIVE JOBS / M / MFResidential 29911 BK REV. 1
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF